EXHIBIT 4.15

CAPITAL AUTOMOTIVE REIT,

as Issuer

and

CAPITAL AUTOMOTIVE L.P.,

as Guarantor

and

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Trustee

FOURTH SUPPLEMENTAL TRUST INDENTURE

Dated as of December 21, 2004

Providing for Supplemental and Modified Covenants with respect to

6.75% MONTHLY INCOME NOTES DUE 2019

     THIS FOURTH SUPPLEMENTAL TRUST INDENTURE is made as of this 21st day of December, 2004 (the “Supplemental Indenture”), by and among Capital Automotive REIT, a real estate investment trust organized under the laws of the State of Maryland, as issuer (the “Company”), Capital Automotive L.P., a limited partnership organized under the laws of the State of Delaware, as guarantor (referred to herein as either the “Guarantor” or the “Partnership”) and Wells Fargo Bank, National Association, a national banking association organized under the laws of the United States of America, as trustee (the “Trustee”).

RECITALS OF THE COMPANY

     WHEREAS, the Company has heretofore entered into a Base Indenture with the Trustee, dated as of April 15, 2004, as supplemented by the First Supplemental Trust Indenture, dated as of April 15, 2004, between the Company and the Trustee (the “First Supplemental Indenture”); the Second Supplemental Trust Indenture, dated as of May 12, 2004, between the Company and the Trustee; and the Third Supplemental Trust Indenture, dated as of August 13, 2004, among the Company, the Guarantor and the Trustee (the “Third Supplemental Indenture”) (collectively, the “Indenture”), providing for the issuance from time to time of unsubordinated debentures, notes or other evidences of indebtedness in series;

     WHEREAS, the Indenture is incorporated herein by this reference;

     WHEREAS, under the Indenture, the Board of Trustees of the Company and the Guarantor may at any time, in respect of the Securities of any series, pursuant to a supplemental indenture executed by the Company, the Guarantor and the Trustee, make any provisions with respect to matters or questions arising under the Indenture which shall not be inconsistent with the provisions of the Indenture; provided, however, that no such modifications or amendment may adversely affect the interest of holders of Securities of any series then outstanding in any material respect;

     WHEREAS, the Company desires to amend the covenants relating to its 6.75% Monthly Income Notes due 2019 (the “Notes”) set forth in Article III of the First Supplemental Indenture;

     WHEREAS, all conditions necessary to authorize the execution and delivery of this Supplemental Indenture and to make it a valid and binding obligation of the Company and the Guarantor have been done or performed;

     NOW THEREFORE, for and in consideration of the agreements and obligations set forth herein and for good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I

DEFINED TERMS

     The following defined terms used herein shall, unless the context otherwise requires, have the meanings specified below. Capitalized terms used and not otherwise defined herein shall have the respective meanings given them in the Indenture:

     “Secured Debt to Total Assets Ratio” means, for the period for which such ratio is being calculated, the ratio expressed as a fraction, the numerator of which is the Company’s consolidated long-term Indebtedness (less payments due within one year) secured by any Lien upon any of the property of the Company or any Subsidiary, and the denominator of which is the aggregate book value of all of the Company’s assets plus accumulated depreciation and amortization (less goodwill) as reflected on the Company’s consolidated financial statements.

     “Total Assets” as of any date means the sum of (i) the Undepreciated Real Estate Assets and (ii) all other assets of the Company and its Subsidiaries determined on a consolidated basis in accordance with GAAP (but excluding accounts receivable and intangibles).

     “Undepreciated Real Estate Assets” as of any date means the cost (original cost plus capital improvements) of the real estate assets of the Company and its Subsidiaries on such date, before depreciation and amortization, determined on a consolidated basis in accordance with GAAP.

ARTICLE II

COVENANTS

     The following covenants hereby modify and supersede the covenants contained in Article III of the First Supplemental Indenture.

           SECTION 2.1 Limitations on Incurrence of Debt.

     (a) The Company will not, and will not permit any Subsidiary to, incur additional Indebtedness if, immediately after the incurrence of such additional Indebtedness the Company’s Debt to Total Assets Ratio, calculated on a consolidated basis, would exceed sixty percent (60%), measured as of the end of the most recent fiscal year or calendar quarter.

     (b) The Company shall not, and shall not permit any Subsidiary to, incur any Indebtedness if the Company’s Debt Service Coverage Ratio for the four consecutive fiscal quarters most recently ended prior to the date on which such additional Indebtedness is to be incurred shall have been less than 1.5 to 1, calculated on a pro forma basis after giving effect to the issuance of the Notes and the application of the proceeds therefrom, and calculated on the assumption that the Notes and any other Indebtedness incurred by the Company since the first day of the four-quarter period and the application of the proceeds therefrom (including to refinance other Indebtedness since the first day of the four-quarter period) had occurred on the first day of the period.

     (c) The Company will not, and will not permit any Subsidiary to, incur additional Indebtedness secured by any Lien upon any of the property of the Company or any Subsidiary if, immediately after the incurrence of such additional Indebtedness the Company’s Secured Debt to Total Assets Ratio calculated on a consolidated basis, would exceed forty percent (40%), measured as of the end of the most recent fiscal year or calendar quarter.

     SECTION 2.2 Maintenance of Unencumbered Total Assets.

     The Company and its Subsidiaries shall at all times maintain Unencumbered Total Assets in an amount not less than one-hundred fifty percent (150%) of the aggregate outstanding principal amount of the Company’s and its Subsidiaries’ consolidated unsecured Indebtedness.

     SECTION 2.3 Restriction on Subsidiary Indebtedness and Preferred Stock.

     (a) The Company shall not permit the Partnership or any Subsidiary (i) to incur unsecured Indebtedness, except for Indebtedness payable to the Company or (ii) to guarantee unsecured Indebtedness, unless in each case the Notes will rank pari passu, with such Indebtedness.

     (b) The Company shall not permit the Partnership to issue, other than to the Company, preferred units of partnership interest in the Partnership, unless the Notes will rank senior to any such preferred units.

     (c) If the Partnership issues its Guarantee of the Notes in accordance with Section 3.1 of the Base Indenture, such Guarantee shall be deemed to satisfy the foregoing conditions. Notwithstanding the foregoing, the Company and the Trustee agree that the satisfaction of the provisions of the immediately preceding sentence shall not be the exclusive means of satisfying the restrictions set forth in Section 2.3(a) and 2.3(b) of this Supplemental Indenture.

     (d) The Partnership issued its Guarantee of the Notes in accordance with Section 3.1 of the Base Indenture, pursuant to the Third Supplemental Indenture.

     SECTION 2.4 Provision of Financial Information.

     (a) If the Company shall be required to file reports with the SEC pursuant to Section 13 or 15(d) of the Exchange Act, it will file such reports by the required date and, within 15 days of such date, deliver copies of all such reports to the Trustee for, and transmit a copy to, each holder of the Notes. If the Company is not required to file reports with the SEC pursuant to Section 13 or 15(d) of the Exchange Act, it will deliver to the Trustee and transmit to each holder of the Notes reports that contain substantially the same kind of information that would have been included in annual and quarterly reports filed with the SEC had the Company been required to file such reports, such information to be delivered or transmitted within 15 days after the same would have been required to be filed with the SEC had the Company been required to file such reports.

     (b) Notwithstanding the foregoing, if the Company is not required to file reports with the SEC because information about the Company is contained in the reports filed by another entity with the SEC, the delivery to the Trustee for the Notes of the reports filed by such entity with the

SEC and the transmittal by mail to all holders of the Notes of each annual and quarterly report filed with the SEC by such entity within the time periods set forth in the preceding sentence shall be deemed to satisfy the Company’s obligations to provide financial information under the applicable provisions of the Base Indenture.

ARTICLE III

MISCELLANEOUS PROVISIONS

     SECTION 3.1 Ratification and Incorporation of Indenture.

     As supplemented and modified by this Supplemental Indenture, the Indenture is in all respects ratified and confirmed, and the Indenture together with this Supplemental Indenture shall be read, taken and construed as one and the same instrument.

     SECTION 3.2 Governing Law.

     This Supplement shall be governed by, and construed in accordance with, the laws of the state of New York (without giving effect to the conflicts of laws principles thereof).

     SECTION 3.3 Counterparts.

     This Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

     SECTION 3.4 Entire Agreement.

     This Supplemental Indenture, together with the Indenture, constitutes the entire agreement between the parties hereto with respect to the subject matter hereof, and fully supersedes any prior or contemporaneous agreements relating to such subject matter.

     IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the day and year first above written.

Capital Automotive REIT,
as Issuer

	By:	/s/ David S. Kay

	Name: Title:	David S. Kay Senior Vice President Chief Financial Officer and Treasurer

Capital Automotive L.P.,
Attest:	as Guarantor, by Capital Automotive REIT,
its general partner

By:	/s/ John M. Weaver	By:	/s/ David S. Kay

Name: Title:	John M. Weaver Senior Vice President, General Counsel and Secretary	Name: Title:	David S. Kay Senior Vice President Chief Financial Officer and Treasurer

Wells Fargo Bank, National Association,
as Trustee

By:	/s/ Joseph P. O’Donnell

Name: Title:	Joseph P. O’Donnell Assistant Vice President

[Fourth Supplemental Trust Indenture]

Schedule III — Real Estate and Accumulated Depreciation
Capital Automotive REIT
December 31, 2004

			Gross Amount at December 31, 2004
				Building
City	State	Encumbrances	Land	and Improvements	Total (1) (2)	Accumulated Depreciation (3)	Date Acquired	Depreciation Life
Automotive Retail Properties and Related Real Estate
Dothan	AL		490,443	2,193,587	2,684,030	500,632	7/23/1998	30 years
Irondale	AL		400,000	1,601,750	2,001,750	45,946	9/16/2003	45 years
Irondale	AL		6,401,494	18,730,900	25,132,393	396,810	9/30/2003	45 years
Montgomery	AL		2,642,944	3,230,264	5,873,208	515,945	3/3/2000	30 years
Montgomery	AL		2,460,559	3,182,925	5,643,483	508,384	3/3/2000	30 years
Montgomery	AL		2,847,664	3,237,409	6,085,073	511,788	9/28/2000	30 years
Bryant	AR		836,766	1,603,687	2,440,453	42,510	1/6/2004	36 years
Goodyear	AZ	C	1,349,267	6,125,345	7,474,612	175,790	9/19/2003	45 years
Phoenix	AZ		33,189,647	77,127,936	110,317,583	3,826,574	9/11/2002	43 years
Tucson	AZ	C	4,515,062	5,321,125	9,836,187	1,255,849	5/22/1998	30 years
Calabassas	CA	D	4,422,507	3,427,410	7,849,917	210,643	7/16/2002	40 years
Clovis	CA		2,005,992	3,109,286	5,115,278	3,351	12/3/2004	38.7 years
Duarte	CA	A	8,018,176	9,448,336	17,466,512	797,203	8/10/2001	40 years
Fresno	CA		2,532,898	5,911,846	8,444,745	224,393	4/1/2003	45 years
Fresno	CA	C	2,987,833	6,007,953	8,995,787	709,272	6/27/2001	30 years
Los Angeles	CA		4,898,755	1,950,690	6,849,445	445,197	7/22/1998	30 years
Los Angeles	CA		2,341,054	1,502,527	3,843,580	342,914	7/22/1998	30 years
Rancho Santa Margarita	CA	D	5,132,832	4,419,551	9,552,384	521,753	6/1/2001	30 years
Roseville	CA	D	7,076,659	9,941,791	17,018,450	569,582	9/27/2002	40 years
San Diego	CA		—	16,332,606	16,332,606	607,568	12/23/2003	28 years
San Diego	CA		—	11,643,767	11,643,767	449,173	12/23/2003	27 years
San Diego	CA		—	8,786,187	8,786,187	338,927	12/23/2003	27 years
San Diego	CA		—	11,637,025	11,637,025	332,468	12/23/2003	32 years
San Diego	CA		5,294,773	—	5,294,773	—	12/23/2003
San Diego	CA		2,791,440	2,085,135	4,876,575	108,570	12/23/2003	20 years
San Diego	CA		—	1,323,273	1,323,273	51,006	12/23/2003	27 years
San Diego	CA		—	1,278,792	1,278,792	47,530	12/23/2003	28 years
San Rafael	CA		2,864,359	3,492,409	6,356,768	705,757	1/14/1999	20 years
Santa Monica	CA	C	3,833,129	2,885,258	6,718,388	492,900	11/10/1999	30 years
Santa Monica	CA	C	2,562,559	353,329	2,915,888	60,360	11/10/1999	30 years
Centennial	CO		16,989,544	11,164,414	28,153,958	39,873	11/12/2004	35 years
Denver	CO	C	1,993,036	7,243,001	9,236,037	1,765,817	3/31/1998	30 years
Englewood	CO		2,851,414	2,670,841	5,522,255	186,402	3/29/2002	40 years
Lakewood	CO	C	2,737,284	4,299,889	7,037,174	897,475	12/30/1998	30 years
Parker	CO		3,412,525	2,758,206	6,170,730	14,734	10/29/2004	39 years
Fairfield	CT		4,700,277	2,002,683	6,702,960	36,344	10/29/2004	7 years
Fairfield	CT		2,242,266	2,605,058	4,847,323	21,709	10/29/2004	25 years
Fairfield	CT		2,066,565	1,663,330	3,729,895	15,066	10/29/2004	23 years

			Gross Amount at December 31, 2004
				Building
City	State	Encumbrances	Land	and Improvements	Total (1) (2)	Accumulated Depreciation (3)	Date Acquired	Depreciation Life
Fairfield	CT		337,379	—	337,379	—	10/29/2004
Fairfield	CT		3,829,586	896,931	4,726,517	18,686	10/29/2004	10 years
Fairfield	CT		2,071,536	1,759,041	3,830,577	15,933	10/29/2004	23 years
Clearwater	FL	A	4,115,410	6,633,002	10,748,412	559,659	8/10/2001	40 years
Clearwater	FL	C	4,136,070	3,915,854	8,051,924	863,180	9/18/1998	30 years
Clearwater	FL	C	331,082	316,218	647,300	69,705	9/18/1998	30 years
Dade City	FL		548,395	1,088,504	1,636,899	195,023	8/13/1999	30 years
Dade City	FL		247,301	—	247,301	—	8/13/1999
Daytona Beach	FL		922,825	1,262,355	2,185,180	226,172	8/13/1999	30 years
Deland	FL		1,248,734	2,705,218	3,953,952	484,685	8/13/1999	30 years
Fort Myers	FL		1,550,567	1,467,684	3,018,251	250,729	11/4/1999	30 years
Fort Myers	FL		4,277,225	1,873,800	6,151,025	320,107	11/4/1999	30 years
Fort Myers	FL		2,745,372	5,517,908	8,263,280	795,246	11/4/1999	30 years
Fort Myers	FL		836,830	359,379	1,196,208	51,042	9/15/2000	30 years
Fort Pierce	FL		1,495,661	—	1,495,661	—	12/22/2003
Hollywood	FL		2,061,645	1,314,700	3,376,345	253,810	3/5/1999	30 years
Jacksonville	FL		1,277,870	3,518,923	4,796,793	158,090	6/13/2003	30 years
Jacksonville	FL		918,559	—	918,559	—	6/13/2003
Jacksonville	FL	C	1,154,281	2,116,261	3,270,543	408,556	3/25/1999	30 years
Jacksonville	FL	C	860,346	1,678,422	2,538,768	286,730	11/15/1999	30 years
Kissimmee	FL	D	3,818,537	5,447,520	9,266,057	277,868	12/16/2002	40 years
Miami	FL		3,279,263	2,562,606	5,841,869	574,868	8/27/1998	30 years
Miami	FL		958,959	913,176	1,872,135	204,852	8/27/1998	30 years
Miami	FL		2,560,916	2,430,812	4,991,727	545,303	8/27/1998	30 years
New Smyrna	FL		1,443,980	2,392,446	3,836,427	428,646	8/13/1999	30 years
New Smyrna	FL		336,834	505,236	842,070	90,521	8/13/1999	30 years
New Smyrna	FL		1,354,320	6,571,096	7,925,416	1,168,687	8/13/1999	30 years
Orlando	FL		3,176,981	8,057,039	11,234,019	360,834	3/31/2003	40 years
Orlando	FL		2,119,228	6,422,433	8,541,661	448,176	3/29/2002	40 years
Orlando	FL		987,116	2,354,020	3,341,136	164,234	3/29/2002	40 years
Pensacola	FL		943,985	2,846,715	3,790,700	457,966	9/1/1999	30 years
Pensacola	FL		382,789	195,813	578,602	27,345	9/20/2000	30 years
Port Orange	FL		426,576	202,295	628,870	36,244	8/13/1999	30 years
Sanford	FL		3,933,243	4,988,785	8,922,029	129,897	12/22/2003	40 years
Sanford	FL		2,407,453	2,227,831	4,635,284	155,428	3/29/2002	40 years
St. Augustine	FL		3,103,266	—	3,103,266	—	12/21/2004
West Palm Beach	FL		3,068,333	12,766,151	15,834,484	691,434	5/27/2003	30 years
West Palm Beach	FL		3,676,218	5,960,098	9,636,315	261,720	5/27/2003	37 years
Atlanta	GA		4,758,385	10,531,834	15,290,219	1,918,311	8/13/1999	30 years
Chamblee	GA	C	3,249,737	2,844,383	6,094,119	660,236	6/17/1998	30 years
Doraville	GA	C	1,046,022	2,218,718	3,264,740	75,386	9/3/2003	38 years
Duluth	GA	C	3,050,226	1,243,894	4,294,119	288,732	6/17/1998	30 years
Duluth	GA		3,291,271	1,515,620	4,806,891	271,549	8/13/1999	30 years
Roswell	GA	C	2,956,057	3,061,851	6,017,908	698,791	7/23/1998	30 years

			Gross Amount at December 31, 2004
				Building
City	State	Encumbrances	Land	and Improvements	Total (1) (2)	Accumulated Depreciation (3)	Date Acquired	Depreciation Life
Smyrna	GA		8,523,094	10,021,636	18,544,730	120,630	4/30/2003	45 years
Boise	ID	C	2,588,238	7,227,467	9,815,705	1,705,768	5/6/1998	30 years
Belleville	IL	D	658,019	2,127,238	2,785,257	375,221	9/10/1999	30 years
Glencoe	IL		4,962,292	6,066,610	11,028,902	73,024	6/29/2004	45 years
Oaklawn	IL	C	5,731,030	3,891,068	9,622,097	90,059	12/22/2003	45 years
O’Fallon	IL	D	5,672,561	7,595,913	13,268,473	1,403,134	6/30/1999	30 years
O’Fallon	IL	D	1,816,149	2,310,324	4,126,473	426,768	6/30/1999	30 years
O’Fallon	IL	D	851,782	2,189,609	3,041,391	331,483	6/8/2000	30 years
O’Fallon	IL		1,027,623	1,674,119	2,701,741	253,443	6/8/2000	30 years
O’Fallon	IL		1,460,261	2,255,120	3,715,381	328,872	8/24/2000	30 years
Schaumberg	IL		5,706,349	19,769,678	25,476,027	695,767	11/5/2003	45 years
Decatur	IN	C	1,207,661	4,039,303	5,246,964	454,995	6/17/1998	45 years
Elkhart	IN	D	396,639	2,307,567	2,704,206	296,786	11/5/1998	30 years
Evansville	IN	C	795,030	1,939,090	2,734,119	450,098	6/17/1998	30 years
Fort Wayne	IN	C	547,361	2,203,906	2,751,267	511,569	6/17/1998	30 years
Fort Wayne	IN	C	385,416	1,508,703	1,894,119	493,471	6/17/1998	20 years
Fort Wayne	IN	C	1,499,957	5,211,666	6,711,623	1,209,729	6/17/1998	30 years
Fort Wayne	IN	C	263,895	1,158,798	1,422,693	268,979	6/17/1998	30 years
Fort Wayne	IN	C	1,115,426	4,299,643	5,415,069	981,286	7/23/1998	30 years
Fort Wayne	IN	C	1,226,279	5,453,191	6,679,470	828,986	7/23/1998	44 years
Fort Wayne	IN	C	345,079	863,130	1,208,208	159,439	6/9/1999	30 years
Fort Wayne	IN	C	634,218	2,585,702	3,219,921	362,717	8/9/1999	30 years
Indianapolis	IN	D	1,093,642	8,439,598	9,533,240	1,207,331	9/29/2000	30 years
Merrillville	IN	D	3,170,759	4,146,378	7,317,137	237,553	9/27/2002	40 years
Mishawake	IN	D	2,961,641	5,038,044	7,999,685	838,829	11/5/1998	30 years
Mishawake	IN	D	5,191,365	7,608,289	12,799,654	1,538,615	11/5/1998	30 years
Mishawake	IN	D	1,478,648	920,266	2,398,914	195,665	11/5/1998	30 years
Bossier City	LA		406,884	409,627	816,511	95,083	6/4/1998	30 years
Harvey	LA	C	5,187,029	4,397,058	9,584,087	751,164	11/12/1999	30 years
Harvey	LA		2,951,396	2,387,074	5,338,470	407,792	11/12/1999	30 years
Harvey	LA	C	1,076,066	2,542,908	3,618,974	321,395	3/27/2001	30 years
Shreveport	LA	D	536,735	1,380,648	1,917,383	309,720	8/27/1998	30 years
Shreveport	LA	D	497,268	967,075	1,464,344	208,590	8/27/1998	30 years
Shreveport	LA	C	123,612	470,906	594,518	109,306	6/4/1998	30 years
Shreveport	LA	C	2,236,421	4,792,478	7,028,899	1,112,427	6/4/1998	30 years
Shreveport	LA		1,470,535	1,931,846	3,402,381	448,419	6/4/1998	30 years
Shreveport	LA	C	876,554	1,289,605	2,166,159	294,951	6/4/1998	30 years
Shreveport	LA		431,668	1,119,668	1,551,336	96,152	6/4/1998	33 years
Shreveport	LA		107,274	96,415	203,689	4,878	4/29/2004	14 years
Baltimore	MD		4,073,450	2,456,344	6,529,794	51,171	6/30/2004	26 years
Baltimore	MD		2,375,581	2,779,213	5,154,794	37,632	6/30/2004	40 years
Bowie	MD	C	3,600,517	504,858	4,105,375	125,043	2/19/1998	30 years
Cumberland	MD		420,138	1,380,454	1,800,592	2,739	12/28/2004	21 years
Ellicott City	MD		2,733,120	3,171,674	5,904,794	50,526	6/30/2004	34 years

			Gross Amount at December 31, 2004
				Building
City	State	Encumbrances	Land	and Improvements	Total (1) (2)	Accumulated Depreciation (3)	Date Acquired	Depreciation Life
Gaithersburg	MD	B	6,810,506	4,998,589	11,809,095	1,238,051	2/19/1998	30 years
Glen Burnie	MD		2,517,699	3,387,095	5,904,794	49,583	6/30/2004	37 years
Laurel	MD	A	2,663,093	5,682,919	8,346,012	479,496	8/10/2001	40 years
Marlow Heights	MD	C	2,005,304	2,358,089	4,363,393	584,051	2/19/1998	30 years
Marlow Heights	MD	C	614,767	98,007	712,774	24,274	2/19/1998	30 years
Marlow Heights	MD	C	888,234	683,156	1,571,390	169,204	2/19/1998	30 years
Marlow Heights	MD	C	771,065	2,934,756	3,705,821	726,881	2/19/1998	30 years
Marlow Heights	MD	C	1,177,402	933,763	2,111,165	320,981	2/19/1998	20 years
Salisbury	MD	C	220,415	230,757	451,172	57,154	2/27/1998	30 years
Salisbury	MD	C	1,122,544	166,184	1,288,728	57,126	2/27/1998	20 years
Salisbury	MD	C	634,419	197,652	832,071	48,955	2/27/1998	30 years
Salisbury	MD	C	428,563	159,768	588,331	39,571	2/27/1998	30 years
Salisbury	MD	C	406,556	163,715	570,271	40,549	2/27/1998	30 years
Salisbury	MD	C	246,923	167,699	414,622	41,535	2/27/1998	30 years
Salisbury	MD	C	649,805	696,792	1,346,597	172,582	12/27/1998	30 years
Silver Spring	MD		16,241,860	9,325,618	25,567,478	256,339	3/31/2004	28.8 years
Towson	MD		2,788,867	2,615,927	5,404,794	35,422	6/30/2004	40 years
Waldorf	MD		1,827,322	2,063,909	3,891,231	369,784	8/13/1999	30 years
Waldorf	MD	D	3,329,652	3,978,480	7,308,132	938,969	5/22/1998	30 years
Westminster	MD		3,080,570	4,699,223	7,779,794	68,792	6/30/2004	37 years
White Marsh	MD	A	4,113,653	9,303,360	13,417,014	784,971	8/10/2001	40 years
Ann Arbor	MI		1,643,608	2,838,618	4,482,226	51,253	6/28/2004	30 years
Bloomfield Hills	MI	E	1,403,970	16,055,554	17,459,524	418,083	12/19/2003	40 years
Bloomfield Hills	MI	D	2,590,944	2,825,318	5,416,262	144,116	12/16/2002	40 years
Detroit	MI		1,397,901	2,128,351	3,526,252	148,541	3/29/2002	40 years
Lansing	MI		1,590,820	3,425,117	5,015,937	239,045	3/29/2002	40 years
Plymouth	MI		4,533,623	4,542,676	9,076,299	317,041	3/29/2002	40 years
Southfield	MI		450,132	677,970	1,128,102	47,317	3/29/2002	40 years
Waterford Township	MI	C	2,196,553	4,228,223	6,424,776	110,085	12/19/2003	40 years
Ballwin	MO	F	4,202,430	6,803,935	11,006,365	132,311	2/9/2004	45 years
Yazoo City	MS	C	938,446	1,647,795	2,586,241	102,934	8/1/2003	22 years
Charlotte	NC		6,119,289	5,082,461	11,201,750	910,608	8/13/1999	30 years
Charlotte	NC		520,786	557,672	1,078,458	99,916	8/13/1999	30 years
Charlotte	NC		2,999,555	3,435,802	6,435,357	600,495	8/13/1999	30 years
Charlotte	NC		1,913,965	2,760,055	4,674,020	482,593	8/13/1999	30 years
Cornelius	NC		1,010,854	2,535,582	3,546,437	454,292	8/13/1999	30 years
Cornelius	NC		537,636	653,550	1,191,186	117,094	8/13/1999	30 years
Cornelius	NC		999,449	3,797,984	4,797,433	543,323	9/15/2000	30 years
Durham	NC		9,294,285	—	9,294,285	—	5/2/2003
Greensboro	NC	D	5,592,703	7,674,657	13,267,359	439,694	9/27/2002	40 years
Matthews	NC		1,191,844	544,452	1,736,296	1,512	12/30/2004	15 years
Monroe	NC		1,095,932	2,666,403	3,762,335	477,730	8/13/1999	30 years
Pineville	NC		3,615,632	2,425,505	6,041,136	169,223	3/29/2002	40 years
Burlington	NJ	D	636,471	1,795,592	2,432,063	341,661	4/7/1999	30 years

			Gross Amount at December 31, 2004
				Building
City	State	Encumbrances	Land	and Improvements	Total (1) (2)	Accumulated Depreciation (3)	Date Acquired	Depreciation Life

Burlington	NJ	D	2,541,193	3,858,601	6,399,794	229,104	1/22/2001	40 years
Pleasantville	NJ	D	1,297,432	1,258,745	2,556,177	239,511	4/7/1999	30 years
Washington Township	NJ		20,975,431	13,158,084	34,133,515	—	6/30/2004
Albuquerque	NM	C	3,132,901	2,254,275	5,387,175	403,891	8/6/1999	30 years
Albuquerque	NM	C	2,518,774	2,891,422	5,410,196	485,970	12/16/1999	30 years
Las Vegas	NV	C	5,540,606	8,697,735	14,238,341	2,052,769	5/19/1998	30 years
Las Vegas	NV	D	4,723,556	7,532,353	12,255,909	525,696	3/29/2002	40 years
Brockport	NY	D	356,033	2,164,438	2,520,471	417,857	3/25/1999	30 years
Brockport	NY	D	30,639	26,769	57,407	5,168	3/25/1999	30 years
Brockport	NY		406,164	198,179	604,343	—	10/20/2004
Bedford	OH		73,602	1,429,246	1,502,847	256,073	8/13/1999	30 years
Bedford	OH		5,479,675	3,369,828	8,849,503	50,673	6/30/2004	36 years
Cincinnati	OH		1,013,496	1,404,046	2,417,542	274,959	2/1/1999	30 years
Cincinnati	OH		457,295	961,450	1,418,745	188,284	2/1/1999	30 years
Cincinnati	OH		515,525	1,201,554	1,717,078	235,304	2/1/1999	30 years
Cleveland	OH		448,136	1,069,248	1,517,384	191,573	8/13/1999	30 years
Cleveland	OH		3,103,384	5,405,895	8,509,280	50,679	8/25/2004	40 years
Cleveland Heights	OH	D	818,578	4,279,543	5,098,121	926,664	10/28/1998	30 years
Columbus	OH		2,092,735	3,808,952	5,901,687	682,437	8/13/1999	30 years
Columbus	OH		1,470,122	3,253,940	4,724,062	582,997	8/13/1999	30 years
Columbus	OH		2,125,937	2,598,124	4,724,062	465,497	8/13/1999	30 years
Columbus	OH		1,331,040	2,978,417	4,309,458	291,524	8/13/1999	36 years
Columbus	OH		1,331,040	1,626,584	2,957,624	291,430	8/13/1999	30 years
Cuyahoga Falls	OH		432,246	1,334,192	1,766,438	239,043	8/13/1999	30 years
Dublin	OH	D	2,632,072	3,804,024	6,436,095	435,931	12/15/2000	30 years
Dublin	OH	D	4,210,209	9,823,821	14,034,031	914,161	3/1/2002	30 years
Dublin	OH		477,985	2,039,312	2,517,297	57,451	1/28/2004	34 years
North Olmstead	OH	D	1,974,998	3,187,807	5,162,804	690,266	10/28/1998	30 years
Worthington	OH	C	1,892,661	5,929,240	7,821,901	557,631	9/17/2001	35 years
Ada	OK		237,123	2,797,228	3,034,351	583,868	12/7/1998	30 years
Ardmore	OK		205,101	1,816,079	2,021,180	379,072	12/29/1998	30 years
McAlester	OK		356,120	3,678,231	4,034,351	767,761	12/7/1998	30 years
Oklahoma City	OK	C	1,129,351	8,477,273	9,606,624	1,802,612	11/25/1998	30 years
Oklahoma City	OK	D	1,503,248	5,512,677	7,015,925	505,329	10/16/2001	35 years
Tulsa	OK	C	1,077,838	5,258,691	6,336,529	1,097,653	12/11/1998	30 years
Tulsa	OK		2,878,551	4,990,840	7,869,392	140,465	12/19/2003	37 years
Grants Pass	OR	C	1,248,419	1,371,522	2,619,941	253,350	6/22/1999	30 years
Medford	OR	C	1,360,759	1,503,668	2,864,427	277,761	6/22/1999	30 years
Medford	OR	C	414,453	781,560	1,196,013	144,372	6/22/1999	30 years
Medford	OR	C	2,033,425	2,710,753	4,744,178	500,736	6/22/1999	30 years
Medford	OR	C	2,102,213	3,130,794	5,233,007	578,327	6/22/1999	30 years
Medford	OR	C	1,182,429	557,500	1,739,929	102,983	6/22/1999	30 years
Medford	OR	C	1,376,508	4,338,136	5,714,644	524,192	5/3/2001	30 years
Philadelphia	PA	C	3,006,604	8,082	3,014,686	2,002	2/19/1998	30 years

			Gross Amount at December 31, 2004
				Building
City	State	Encumbrances	Land	and Improvements	Total (1) (2)	Accumulated Depreciation (3)	Date Acquired	Depreciation Life

Wilkes-Barre	PA		9,175,567	15,879,894	25,055,460	220,554	7/30/2004	33 years
Warwick	RI		14,628,204	23,759,874	38,388,078	531,571	4/28/2003	33.5 years
Warwick	RI		2,180,022	2,345,595	4,525,618	72,521	4/28/2003	15 years
West Warwick	RI		387,685	622,337	1,010,022	42,492	4/28/2003	25 years
Columbia	SC		1,351,718	2,287,864	3,639,582	409,909	8/13/1999	30 years
Columbia	SC		2,834,839	7,376,480	10,211,319	139,797	12/23/2003	45 years
Florence	SC		1,300,237	4,002,699	5,302,937	717,150	8/13/1999	30 years
Fort Mill	SC		1,405,770	3,318,291	4,724,062	594,527	8/13/1999	30 years
Fort Mill	SC		1,371,061	9,924,174	11,295,235	1,337,007	12/19/2000	30 years
Greenville	SC	A	5,418,789	7,546,222	12,965,012	636,713	8/10/2001	40 years
Greenville	SC		1,664,632	2,771,664	4,436,296	458,018	8/13/1999	30 years
Greenville	SC		1,684,188	1,409,824	3,094,013	252,594	8/13/1999	30 years
North Charleston	SC		4,273,963	952,326	5,226,289	170,625	8/17/1999	30 years
Chattanooga	TN		452,668	1,490,413	1,943,081	267,037	8/13/1999	30 years
Chattanooga	TN		1,433,676	1,752,271	3,185,947	313,949	8/13/1999	30 years
Chattanooga	TN		934,434	2,225,656	3,160,090	414,887	8/13/1999	30 years
Chattanooga	TN		592,846	724,346	1,317,192	129,779	8/13/1999	30 years
Cleveland	TN		581,158	1,891,855	2,473,013	338,957	8/13/1999	30 years
Cleveland	TN		687,598	840,154	1,527,752	150,528	8/13/1999	30 years
Memphis	TN		7,033,876	7,688,034	14,721,910	177,947	12/22/2003	45 years
Nashville	TN	D	1,035,227	9,509,150	10,544,377	1,281,094	12/14/2000	30 years
Nashville	TN	A	4,915,601	7,748,510	12,664,112	653,781	8/10/2001	40 years
Nashville	TN		1,783,949	4,412,096	6,196,045	307,928	3/29/2002	40 years
Nashville	TN		1,784,203	3,708,640	5,492,843	243,379	5/20/2002	40 years
Amarillo	TX	C	1,235,516	3,181,296	4,416,812	787,944	2/25/1998	30 years
Amarillo	TX	C	1,324,616	3,400,896	4,725,512	842,334	2/25/1998	30 years
Amarillo	TX	C	871,516	2,245,296	3,116,812	556,115	2/25/1998	30 years
Amarillo	TX	C	283,516	733,295	1,016,811	181,623	2/25/1998	30 years
Atlanta	TX	D	459,509	2,571,824	3,031,333	475,073	6/30/1999	30 years
Austin	TX	C	1,590,983	3,201,370	4,792,353	618,042	3/24/1999	30 years
Austin	TX		779,333	—	779,333	—	3/24/1999
Baytown	TX		974,936	1,099,469	2,074,405	196,988	8/13/1999	30 years
Baytown	TX		500,776	1,442,373	1,943,149	258,425	8/13/1999	30 years
Baytown	TX		2,105,575	14,301,756	16,407,331	1,926,764	12/19/2000	30 years
Bedford	TX	C	2,915,133	10,864,456	13,779,588	1,641,234	10/12/1999	30 years
Carrolton	TX		1,760,053	4,676,768	6,436,821	656,047	10/6/2000	30 years
Dallas	TX		1,605,078	1,294,922	2,900,000	190,814	1/8/1999	30 years
Dallas	TX	C	528,767	1,574,618	2,103,385	347,097	9/28/1998	30 years
Dallas	TX		12,868,137	2,100,011	14,968,148	69,397	1/30/2004	29 years
Fort Worth	TX		1,153,524	2,204,966	3,358,490	290,933	1/23/2001	30 years
Fort Worth	TX		2,756,582	5,832,981	8,589,563	297,701	12/23/2002	40 years
Garland	TX		1,641,315	4,585,544	6,226,858	291,373	6/28/2002	40 years
Houston	TX		1,782,548	—	1,782,548	—	3/31/2003
Houston	TX	C	9,086,654	10,719,435	19,806,090	2,362,908	9/28/1998	30 years

			Gross Amount at December 31, 2004
				Building
City	State	Encumbrances	Land	and Improvements	Total (1) (2)	Accumulated Depreciation (3)	Date Acquired	Depreciation Life

Houston	TX	A	1,092,952	3,383,459	4,476,412	285,479	8/10/2001	40 years
Houston	TX	D	2,016,154	3,024,231	5,040,384	264,620	5/6/2002	30 years
Houston	TX	C	1,496,005	2,538,835	4,034,841	529,886	12/30/1998	30 years
Houston	TX	C	2,336,436	2,098,715	4,435,152	438,032	12/31/1998	30 years
Houston	TX		1,132,586	—	1,132,586	—	12/30/1998
Houston	TX	C	1,219,635	4,531,450	5,751,085	811,885	8/25/1999	30 years
Houston	TX	C	1,236,831	1,218,208	2,455,040	254,240	12/30/1998	30 years
Houston	TX	C	4,100,143	5,557,985	9,658,129	1,103,863	1/6/1999	30 years
Houston	TX	C	216,378	951,547	1,167,925	188,967	1/6/1999	30 years
Houston	TX	C	223,233	632,551	855,784	125,613	1/6/1999	30 years
Houston	TX	C	3,151,187	5,632,950	8,784,137	1,118,750	1/6/1999	30 years
Houston	TX		2,150,619	571,686	2,722,304	64,315	8/28/2001	30 years
Houston	TX	D	1,152,119	5,266,973	6,419,092	446,230	6/24/2002	30 years
Houston	TX	D	2,048,579	2,268,891	4,317,470	192,225	6/24/2002	30 years
Houston	TX	D	1,433,342	4,385,556	5,818,898	251,256	9/16/2002	40 years
Houston	TX		1,933,792	5,294,222	7,228,013	145,391	10/17/2003	44 years
Houston	TX		902,168	2,419,499	3,321,667	2,878	12/16/2004	40 years
Houston	TX		295,410	246,345	541,755	642	12/16/2004	16 years
Houston	TX	C	2,094,123	2,469,920	4,564,043	476,832	3/25/1999	30 years
Houston	TX	D	7,285,191	11,151,887	18,437,078	2,458,234	9/1/1998	30 years
Houston	TX	D	3,679,246	8,185,594	11,864,840	1,625,750	1/22/1999	30 years
Houston	TX	D	1,194,529	3,473,983	4,668,512	765,778	9/1/1998	30 years
Houston	TX		1,065,719	1,455,407	2,521,126	272,889	5/17/1999	30 years
Houston	TX		1,673,876	2,750,896	4,424,772	169,065	7/10/2002	40 years
Houston	TX		1,472,051	4,441,852	5,913,904	282,243	6/28/2002	40 years
Houston	TX	C	1,686,196	4,531,854	6,218,050	250,196	10/10/2002	40 years
Houston	TX		4,985,549	6,215,450	11,201,000	1,113,602	8/13/1999	30 years
Houston	TX		3,339,559	2,604,323	5,943,882	181,760	3/29/2002	40 years
Houston	TX		165,804	90,102	255,906	6,288	3/29/2002	40 years
Houston	TX	D	5,518,922	11,227,130	16,746,052	572,902	12/16/2002	40 years
Irving	TX	C	1,944,648	2,359,288	4,303,936	61,409	3/31/2003	40 years
Irving	TX		4,293,209	2,584,008	6,877,217	158,809	7/3/2002	40 years
Irving	TX		3,800,769	3,350,437	7,151,207	205,912	7/3/2002	40 years
Irving	TX		1,692,863	3,851,859	5,544,723	236,729	7/3/2002	40 years
Jersey Village	TX	C	5,450,422	9,607,541	15,057,963	770,605	10/31/2001	40 years
Jersey Village	TX		1,175,332	211,272	1,386,604	584	12/30/2004	15 years
League City	TX		1,665,071	3,356,924	5,021,995	275,959	7/27/2000	30 years
Plano	TX	C	1,796,831	2,766,815	4,563,646	95,064	3/31/2003	40 years
Plano	TX	A	3,083,307	3,400,604	6,483,912	286,926	8/10/2001	40 years
Plano	TX	C	7,318,505	6,483,194	13,801,699	1,429,104	9/28/1998	30 years
Plano	TX	C	2,331,099	2,139,854	4,470,953	413,111	3/25/1999	30 years
Richardson	TX		6,843,575	4,773,825	11,617,400	855,310	8/13/1999	30 years
Round Rock	TX	C	1,017,942	5,309,017	6,326,959	431,850	1/13/1999	30 years
Round Rock	TX		763,882	—	763,882	—	1/13/1999

			Gross Amount at December 31, 2004
				Building
City	State	Encumbrances	Land	and Improvements	Total (1) (2)	Accumulated Depreciation (3)	Date Acquired	Depreciation Life

San Angelo	TX	D	1,597,006	2,672,092	4,269,097	589,015	9/11/1998	30 years
San Angelo	TX	D	788,552	2,015,676	2,804,228	444,320	9/11/1998	30 years
San Angelo	TX	D	282,954	1,267,274	1,550,228	279,348	9/11/1998	30 years
San Antonio	TX	D	1,057,102	759,909	1,817,011	170,470	8/24/1998	30 years
San Antonio	TX	D	1,331,537	1,184,692	2,516,228	265,761	8/24/1998	30 years
San Antonio	TX	D	3,495,048	5,024,374	8,519,421	1,127,114	8/24/1998	30 years
San Antonio	TX	D	1,964,831	2,051,398	4,016,229	460,189	8/24/1998	30 years
San Antonio	TX	D	2,239,624	3,326,606	5,566,230	746,256	8/24/1998	30 years
Sulpher Springs	TX		266,308	1,121,394	1,387,702	364,950	10/23/1998	20 years
Taylor	TX	C	114,807	1,167,895	1,282,702	243,707	12/30/1998	30 years
Texarkana	TX	D	142,496	169,189	311,684	37,954	8/28/1998	30 years
Texarkana	TX	D	1,006,979	1,040,405	2,047,384	229,339	9/16/1998	30 years
The Meadows	TX		3,013,604	3,266,078	6,279,682	585,172	8/13/1999	30 years
Salt Lake City	UT	C	3,439,460	1,549,000	4,988,460	264,621	11/5/1999	30 years
Salt Lake City	UT	C	463,711	—	463,711	—	11/5/1999
Salt Lake City	UT	C	1,135,915	5,127,546	6,263,460	875,956	11/5/1999	30 years
Salt Lake City	UT	C	3,078,497	1,434,963	4,513,460	245,140	11/5/1999	30 years
Annandale	VA	C	4,026,275	2,405,880	6,432,155	595,889	2/19/1998	30 years
Arlington	VA	B	4,956,272	1,783,436	6,739,708	441,721	2/19/1998	30 years
Arlington	VA	B	4,874,676	493,251	5,367,927	122,169	2/19/1998	30 years
Arlington	VA	B	4,894,106	15,114	4,909,220	3,743	2/19/1998	30 years
Ashland	VA		1,704,577	2,722,411	4,426,988	42,129	6/29/2004	35 years
Chantilly	VA	C	3,367,127	4,308,211	7,675,338	1,067,058	2/19/1998	30 years
Chantilly	VA	C	2,017,383	1,422,902	3,440,285	352,425	2/19/1998	30 years
Chantilly	VA	C	2,456,523	4,537,147	6,993,670	110,125	2/19/1998	40 years
Chesapeake	VA	C	2,684,078	4,319,163	7,003,241	1,069,771	2/27/1998	30 years
Chesapeake	VA		729,567	—	729,567	—	2/27/1998
Fairfax	VA		2,062,679	2,421,474	4,484,153	433,848	8/13/1999	30 years
Fairfax	VA		963,849	2,836,114	3,799,963	511,616	8/13/1999	30 years
Fredericksburg	VA	C	1,631,722	3,248,564	4,880,286	694,268	2/19/1998	30 years
Midlothian	VA		6,686,067	6,849,516	13,535,583	123,668	6/29/2004	30 years
Norfolk	VA		2,604,806	5,411,569	8,016,376	108,561	6/16/2004	27 years
Springfield	VA	C	4,221,356	2,107,330	6,328,686	521,944	2/19/1998	30 years
Sterling	VA		2,504,082	14,551,379	17,055,460	1,365,572	3/1/2001	32 years
Sterling	VA	A	5,588,529	10,396,812	15,985,341	877,231	8/10/2001	40 years
Tyson’s Corner	VA	B	19,396,815	4,446,289	23,843,104	1,101,258	2/19/1998	30 years
Tyson’s Corner	VA	B	9,281,370	2,167,729	11,449,099	536,906	2/19/1998	30 years
Tyson’s Corner	VA	B	665,989	419,089	1,085,078	103,800	2/19/1998	30 years
Vienna	VA		—	17,160,427	17,160,427	47,668	12/23/2004	21 years
Vienna	VA		—	16,916,817	16,916,817	46,991	12/23/2004	23 years
Vienna	VA		—	3,346,790	3,346,790	9,297	12/23/2004	26 years

			866,480,456	1,330,843,276	2,197,323,733	143,885,669

Gross Amount at December 31, 2004
Building
City	State	Encumbrances	Land	and Improvements	Total (1) (2)	Accumulated Depreciation (3)	Date Acquired	Depreciation Life

A.	Properties are secured by variable rate debt due 8/10/13

B.	Properties are secured by 7.59% fixed rate debt due 12/1/08

C.	Properties are secured by Triple Net Lease Mortgage Notes, Series 2002

D.	Properties are secured by Triple Net Lease Mortgage Notes, Series 2003-1

E.	Property is secured by 5.84% fixed rate debt due 2/1/14

F.	Property is secured by variable rate debt due 10/31/14

1.	The aggregate cost of land, buildings and improvements on a Federal Income Tax basis is $2,080,417,385 (unaudited) at December 31, 2004.

2.	Reconciliation of Real Estate Properties

Balance at January 1, 2002	$1,229,693,704
Acquisitions, including WIP costs	352,155,187
Dispositions	(7,695,765)

Balance at December 31, 2002	1,574,153,126
Acquisitions, including WIP costs	302,642,419
Dispositions	(1,985,228)

Balance at December 31, 2003	1,874,810,317
Acquisitions, including WIP costs	420,417,906
Dispositions	(97,904,490)

Balance at December 31, 2004	$2,197,323,733

3.	Reconciliation of Accumulated Depreciation

Balance at January 1, 2002	$59,789,321
2002 depreciation expense, net of retirements	25,733,997

Balance at December 31, 2002	85,523,318
2003 depreciation expense, net of retirements	30,723,270

Balance at December 31, 2003	116,246,588
2004 depreciation expense, net of retirements	27,639,081

Balance at December 31, 2004	$143,885,669